Exhibit 10.15

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) dated October 1, 2012, is by and between, Epazz, Inc., an Illinois corporation (the "Company") and Fay Passley an individual (the “Creditor”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company owes an aggregate of $44,727.95 (the “Amount Owed”) to the Creditor pursuant to that certain Secured Promissory Note dated July 31, 2006, as amended from time to time and including accrued and unpaid interest thereon (the “Promissory Note”);

WHEREAS, the Company and the Creditor desire to convert the Amount Owed under the Promissory Note into shares of newly issued restricted Class A Common Stock of the Company, $0.01 par value per share, at a rate of one (1) share of Class A Common Stock for every $0.00477 of the Amount Owed to Creditor (the “Common Stock”, the “Conversion” and the “Conversion Rate”);

WHEREAS, the Creditor agrees to convert the Promissory Note into Common Stock at the Conversion Rate; and

WHEREAS, the Company and the Creditor desire to set forth in writing the terms and conditions of their agreement and understanding concerning Conversion of the Promissory Note.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.           Consideration.

(a)           In consideration and in full satisfaction of the forgiveness of the entire Amount Owed pursuant to and in connection with the Promissory Note, which amount is owed to the Creditor, and the termination and cancellation of the Promissory Note, the Company agrees to issue the Creditor an aggregate of 9,370,640 restricted shares of Common Stock (one share for every $0.00477 of the Promissory Note converted into shares of Common Stock, the “Shares”).

(b)           In consideration for the issuance of the Shares, the Creditor agrees to forgive and cancel the Promissory Note, confirms that such Promissory Note is satisfied in full and agrees to waive and forgive any accrued and unpaid interest payable thereunder.

2.           Full Satisfaction.

Creditor agrees that he, she or it is accepting the Shares in full satisfaction of the Promissory Note which is being converted into Common Stock and that as such Creditor will no longer have any rights of repayment against the Company as to the Amount Owed under the Promissory Notes which is being converted into Shares pursuant to this Agreement, at such time as the Shares have been issued to Creditor.

3.           Mutual Representations, Covenants and Warranties.

(a) The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

(b) The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either the Company or the Creditor is a party or by which either the Company or the Creditor is bound or affected.

(c) Creditor hereby covenants that it will, whenever and as reasonably requested by the Company and at Creditor’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company may reasonably require in order to complete, insure and perfect the transactions contemplated herein.

4.           Creditor Representations and Warranties.

(a)           Creditor recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares are registered under the 1933 Act or unless an exemption from registration is available.  Creditor may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(b)           Creditor acknowledges that he, she or it:

(i)           is an “accredited investor” as defined in Rule 501 of the Act; and

(ii)           has had an opportunity to and in fact has thoroughly reviewed the Company’s periodic report filings (Form 10-K and 10-Q), current report filings (Form 8-K) and the audited and unaudited financial statements, description of business, risk factors, results of operations and related business disclosures described therein at http:///www.SEC.gov (“EDGAR”); has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement and as such, has had access to information similar to that which would be included in a Registration Statement under the 1933 Act;

(c)           Creditor has such knowledge and experience in financial and business matters such that Creditor is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

(d)           Creditor recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Shares as an investment involves special risks;

(e)           Creditor realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted unless Creditor has liquid assets sufficient to assure that Creditor can provide for current needs and possible personal contingencies;

(f)           Creditor confirms and represents that he, she, or it is able (i) to bear the economic risk of the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Shares.  Creditor also represents that he, she, or it has (i) adequate means of providing for his, her, or its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Shares;

(g)           All information which Creditor has provided to the Company concerning Creditor's financial position and knowledge of financial and business matters is correct and complete as of the date hereof;

(h)           Creditor has carefully considered and has, to the extent he, she, or it believes such discussion is necessary, discussed with his, her, or its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for his, her, or its particular tax and financial situation and his, her, or its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for him, her, or it;

(i)           Creditor understands that the Shares are being offered to him, her or it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Creditor set forth herein in order to determine the applicability of such exemptions and the suitability of Creditor to acquire the Shares. All information which Creditor has provided to the Company concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, Creditor will immediately provide the Company with such information; and

(j)           Creditor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

5.           Miscellaneous.

(a) Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b) Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, excluding any provision which would require the use of the laws of any other jurisdiction.

(c)  Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement of the Parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(d)  Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

(e) Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(f) Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Company”

Epazz, Inc.

By:______________________

Its:_______________________

Printed Name:___________________

“Creditor”

________________________________
Fay Passley